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                                 EXHIBIT 10(N)
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                    UNION PLANTERS CORPORATION AMENDMENT TO
                     TRUST UNDER UNION PLANTERS CORPORATION
                    DEFERRED COMPENSATION PLAN FOR EXECUTIVES


      THIS AMENDMENT, dated as of August 31, 1999, by and between Union Planters Corporation as grantor ("Company") and Union Planters Bank, N.A. Trust Department as trustee ("Trustee"), amends that certain Trust under Union Planters Corporation Deferred Compensation Plan for Executives dated as of January 1, 1996, by and between Company and Trustee ("Trust").

      WHEREAS, Employer and Participant desire to amend the Trust as provided herein;

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agrees as follows:

         1. Restriction on Removal of Trustee following a Change in Control. There is hereby added a new sentence to the end of Section 10.2, to read as follows:

         "Notwithstanding the foregoing, for a period of five (5) years following a Change in Control, Trustee may be removed by Company only with the prior written consent of a majority of Participants who are entitled to any future benefit under the Plan at the time of such proposed removal."

      3. Automatic Appointment of New Trustee Upon a Change in Control.   There
is hereby added a new Section 10.5 to read as follows:

         "Notwithstanding anything to the contrary in this Section 10, upon a Change in Control, (a) Union Planters Bank, N.A. Trust Department
         shall automatically cease to serve as Trustee, without the necessity of executing any documentation or taking further action, and (b) Wachovia Bank, N.A. shall automatically become the successor Trustee, without the necessity of executing any documentation other than a written acknowledgement of its acceptance of such successor trusteeship. If Wachovia Bank, N.A. fails or refuses to execute such acknowledgement within five (5) business days following the Change in Control, then the successor trustee shall be appointed by Company, but only with the prior approval of a majority of Participants eligible to receive benefits under the Plan, pursuant to the provisions of Section 11.1."
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      3.   Restriction on Amendment of the Trust following a Change in Control.
There is hereby added to Section 12.1 a new sentence to read as follows:

         "Notwithstanding the foregoing, for a period of five (5) years following a Change in Control, the Trust may not be amended without the written consent of a majority of Participants who are entitled to any future benefit under the Plan at the time of such amendment."

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      The terms of the Trust not hereby amended shall be and remain in full force and effect and are not affected by this Amendment.

      IN WITNESS WHEREOF, Company and Trustee have duly executed this Amendment as of the day and year first above written.


                                UNION PLANTERS CORPORATION


                                By:       Benjamin W. Rawlins, Jr.
                                          ------------------------

                                Its:      Chairman and Chief Executive Officer
                                          ------------------------------------



                                        UNION PLANTERS BANK, N.A. TRUST
                                        DEPARTMENT


                                By:             E. J. House, Jr.
                                                ----------------

                                Its:            Executive Vice President
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